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                                                                    EXHIBIT 5.1


                              MOORE & VAN ALLEN
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                               ATTORNEYS AT LAW

                                                        Telephone 704 331 1000
                                                        Facsimile 704 331 1159

                         NATIONSBANK CORPORATE CENTER
                       100 NORTH TRYON STREET FLOOR 47
                     CHARLOTTE, NORTH CAROLINA 28202-1003


                                June 12, 1997


Ridgeview, Inc.
2101 North Main Avenue
Newton, NC 28658

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Ridgeview, Inc., a North Carolina corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of an aggregate of 320,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, which are reserved for issuance under the Company's 1995 Omnibus Stock Plan, as amended, 1996 Stock Option Plan for Outside Directors and Employee Stock Purchase Plan, as amended (collectively, the "Plans").

     As counsel for the Company, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the issuance and sale of the Shares under the Plans. Further, in connection with the Registration Statement, we have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials and other documents as we have deemed relevant and appropriate as the basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all original documents submitted to us, the conformity to the originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

     Based upon such examination, and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold as contemplated by the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                      Very truly yours,

                                      MOORE & VAN ALLEN, PLLC


                                      /s/ Moore & Van Allen, PLLC